STATEMENT OF
                                SOLE INCORPORATOR
                                       OF
                             ATLANTIS AQUAFARM, INC.

     The Certificate of Incorporation of this corporation having been filed in the office of the Secretary of State, the undersigned, being the sole incorporator named in said certificate, does hereby state that the following actions were taken on this day for the purpose of organizing this corporation:

1. The following persons were elected as directors to hold office until the first annual meeting of the stockholders or until their respective successors are elected and qualified:

         Patrick Trimble
         Graeme Chambers

2. By-laws for the regulation of the affairs of the corporation were adopted by the undersigned incorporator and were ordered and inserted in the minute book immediately following the copy of the Certificate of Incorporation and before this instrument.

3. The Board of Directors was authorized, in its discretion, to issue the shares of the capital stock of this corporation to the full amount or number of shares authorized by the Certificate of Incorporation, in such amounts and for such considerations as from time to time shall be determined by the Board of Directors and as may be permitted by law.

Dated:   December 17, 1993


                               /s/ Norma Rodriguez
                               Norma Rodriguez, Sole Incorporator

N. Y. S. DEPARTMENT OF STATE                           162 WASHINGTON AVENUE
DIVISION OF CORPORATIONS AND STATE RECORDS             ALBANY, NY 12231

                                FILING RECEIPT

CORPORATION NAME:  ATLANTIS AQUAFARM, INC.
DOCUMENT TYPE:  INCORPORATION (DOM. BUSINESS)               COUNTY: KING
SERVICE COMPANY:  NATIONAL CORPORATED RESEARCH LTD.

FILED: 12/17/1993  DURATION: PERPETUAL  CASH#: 931217000017  FILM#: 931217000017

ADDRESS FOR PROCESS

THE CORPORATION
773 SUNRISE HIGHWAY
LYNBROOK, NY 11563

REGISTERED AGENT

STOCK:  200 NPV

FILER                            FEES        170.00  PAYMENTS    170.00
-----                            ----                --------
CHAMBERS & DAVIDSON              FILING:     125.00  CASH:        0.00
773 SUNRISE HIGHWAY              TAX:        10.00   CHECK:       0.00
LYNBROOK, NY 11563               CERT:       0.00    BILLED:      170.00
                                 COPIES:     10.00
                                 HANDLING:   25.00
                                                     REFUND:      0.00

                         Certificate of Incorporation
                                      Of
                           Atlantis Aquafarm, Inc.

              Under Section 402 of the business Corporation Law
                           of the State of New York

                           Filed: Dec 17 827am '93

                                  Filed By:
                             Chambers & Davidson
                             773 Sunrise Highway
                              Lynbrook, NY 11563

                         Certificate of Incorporation
                                      Of
                           Atlantis Aquafarm, Inc.

              Under Section 402 of the business Corporation Law
                           of the State of New York

     The undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York does hereby certify:

     First: The name of the Corporation (hereinafter referred to as the "Corporation") shall be Atlantis Aquafarm, Inc.

     Second: The purpose for which the corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

     Third: The office of the Corporation shall be located in the County of Kings, State of New York.

     Fourth: The aggregate number of shares which the Corporation shall have authority to issue is two hundred (200) shares, each with no par value.

     Fifth: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: 773 Sunrise Highway, Lynbrook, New York 11563.

     Sixth: No director of the corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgement or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law.

     Seventh: The Corporation shall indemnify any and all directors and officers to the fullest extent permitted bye the New York Business Corporation Law.

     In Witness Whereof, the undersigned has signed this Certificate and does hereby affirm the statements contained therein as true under the penalty of perjury this 16th day of December, 1993


                               /s/ Norma Rodriguez
                               Norma Rodriguez, Sole Incorporator
                               National Corporate Research, Ltd.
                               225 West 34th Street
                               New York, N.Y. 10122-0032

State of New York ss:
Department of State

I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.

Witness my hand and seal of the Department of State on DEC 17 1993


                               Secretary of State